This Document consists of 39 pages, of which this page is Number 1. The Index to Exhibits is on Page 10.
           As filed with the Securities and Exchange Commission on June 5, 1996.
                                                   Registration No. 333-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                     ISOCOR

             (Exact name of Registrant as specified in its charter)

                       CALIFORNIA                                              95-4310259
(State or Other Jurisdiction of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                            3420 Ocean Park Boulevard
                         Santa Monica, California 90405
                    (Address of principal executive offices)

                              ---------------------

                        1996 DIRECTORS' STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                             1992 STOCK OPTION PLAN
                            (Full title of the Plans)

                              ---------------------

                                 Andrew De Mari
                      President and Chief Executive Officer
                                     ISOCOR
                            3420 Ocean Park Boulevard
                         Santa Monica, California 90405
                                 (310) 581-8100
            (Name, address and telephone number of agent for service)

                              ---------------------

                                   Copies to:
                              ELIAS J. BLAWIE, ESQ.
                              LAURA A. GORDON, ESQ.
                              SANJAY K. KHARE, ESQ.
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

- --------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------


                                                       Proposed
                                                       Maximum       Proposed Maximum    Amount of
  Title of Securities to       Maximum Amount to    Offering Price  Aggregate Offering  Registration
      be Registered             be Registered         Per Share           Price              Fee
Common Stock,
     no par value..........   1,288,965 shares (1)     $2.68 (2)     $3,454,426.20 (3)    $1,191.18

Common Stock,
     no par value..........     582,305 shares (4)    $18.13 (5)    $10,554,278.13        $3,639.41

Common Stock,
     no par value..........     250,000 shares (6)    $15.41 (7)     $3,851,562.50        $1,328.13

TOTAL                         2,121,270 shares                      $17,860,266.83        $6,158.71

(1) For the sole purpose of calculating the registration fee, the number of shares issuable under the 1996 Directors' Stock Option Plan and the 1992 Stock Option Plan which are to be registered under this Registration Statement has been broken down into two subtotals (see note 4 below). This sub-total represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1996 Directors' Stock Option Plan and the 1992 Stock Option Plan. Of the total 1,288,965 shares issuable, 40,000 shares are issuable upon exercise of options outstanding under the 1996 Directors' Stock Option Plan and 1,248,965 shares are issuable upon exercise of options outstanding under the 1992 Stock Option Plan.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to nearest cent) of the options whose exercise will result in the issuance of the shares being registered.

(3) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 1 above.

(4) This sub-total represents the sum of shares issuable upon exercise of options that have not yet been granted under the 1996 Directors' Stock Option Plan and the 1992 Stock Option Plan as of the date of this Registration Statement. Of the total of 582,305 shares that will be issuable upon the exercise of such options to be granted in the future, 110,000 shares will be issuable upon exercise of options to be granted in the future under the 1996 Directors' Stock Option Plan and

      472,305 shares will be issuable upon exercise of options to be granted in the future under the 1992 Stock Option Plan. See note 1, above.

(5) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported in the Nasdaq National Market on May 31, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(6) This sub-total represents the number of shares authorized to be issued under the 1996 Employee Stock Purchase Plan.

(7) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported in the Nasdaq National Market on May 31, 1996 because the price at which the shares will be issued in the future is not currently determinable. Pursuant to Section 7 of the 1996 Employee Stock Purchase Plan, a copy of which is incorporated by reference in this Registration Statement from the Registrant's Registration Statement No. 333-606 on Form S-1 filed with the Securities and Exchange Commission on January 24, 1996, such shares will be issued at 85% of their market value as of specified dates.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   INFORMATION INCORPORATED BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

         ITEM 3 (a)

         The Registrant's Prospectus filed on March 14, 1996 pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the "Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         ITEM 3 (b)

         The Registrant's Quarterly Report on Form 10-Q filed on May 3, 1996 pursuant to Rule 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         ITEM 3 (c)

         Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on March 5, 1996 pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4   DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock registered hereby is being passed upon by Venture Law Group. a Professional Corporation. Certain members of Venture Law Group, including Elias J. Blawie, Secretary of the Company, beneficially own, in the aggregate, 8,310 shares of the Company's Common Stock.

ITEM 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has adopted provisions in its Articles of Incorporation that limit the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by the California Corporations Code. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or recission.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its directors and officers containing provisions which are, in some respects, broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses as incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance, if available on reasonable terms.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification would be required or permitted. The Company is not aware of any threatened litigation or proceeding which might result in a claim for such indemnification.

ITEM 7   EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8   EXHIBITS

        Exhibit
        Number             Document
        ------             --------
          4.1              Articles of Incorporation of Registrant, as amended
                           to date.
          4.2              Bylaws of Registrant, as amended to date.
          4.3*             1996 Directors' Stock Option Plan and form of
                           option agreement for use with plan.
          4.4*             1996 Employee Stock Purchase Plan and form of
                           subscription agreement for use with plan.
          4.5*             1992 Stock Option Plan and forms of option
                           agreements for use with plan.
          5.1              Opinion of Counsel as to legality of securities
                           being registered.
         23.1              Consent of Counsel  (contained in Exhibit 5.1
                           hereto).
         23.2              Consent of Independent Accountants  (see page 8).
         24.1              Power of Attorney (see page 7).

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-606) as filed with the Securities and Exchange Commission on January 25, 1996.

ITEM 9   UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, ISOCOR, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on June 4, 1996.

                                          ISOCOR



                                          By:  /s/ Andrew De Mari
                                             -----------------------------------
                                               Andrew De Mari, President and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew De Mari and Janine M. Bushman, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                            Title                        Date
- -----------------------------  --------------------------------------  ------------
                               Chairman of the Board of Directors      June 4, 1996
- -----------------------------
     (Jean Paul Elkann)

     /s/ Andrew De Mari        President, Chief Executive Officer and  June 4, 1996
- -----------------------------  Director (Principal Executive Officer)
      (Andrew De Mari)


                               Vice President, Finance and
   /s/ Janine M. Bushman       Administration, Chief Financial         June 4, 1996
- ----------------------------   Officer and Director (Principal
    (Janine M. Bushman)        Financial and Accounting Officer)

                               Director                                June 4, 1996
- ----------------------------
   (Jean Michel Barbier)

   /s/ Alexandra Giurgiu       Director                                June 4, 1996
- ----------------------------
    (Alexandra Giurgiu)

   /s/ G. Bradford Jones       Director                                June 4, 1996
- ----------------------------
    (G. Bradford Jones)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated January 24, 1996, on our audits of the consolidated financial statements of ISOCOR as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report appears in Amendment No. 3 to ISOCOR's registration statement on Form S-1 (File No. 333-606) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


/s/ Coopers & Lybrand L.L.P.
- ----------------------------


COOPERS & LYBRAND L.L.P.
Los Angeles, California
June 3, 1996

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

- --------------------------------------------------------------------------------


                                    EXHIBITS


- --------------------------------------------------------------------------------

                       Registration Statement on Form S-8

                                     ISOCOR


                                  June 5, 1996

                                INDEX TO EXHIBITS

Exhibit                                                                               Page
Number                                                                                No.
- ------                                                                                ---
  4.1      Articles of Incorporation of Registrant, as amended to date.                11
  4.2      Bylaws of Registrant, as amended to date.                                   14
  4.3*     1996 Directors' Stock Option Plan and form of option
           agreement for use with plan.                                                NA
  4.4*     1996 Employee Stock Purchase Plan and form of
           subscription agreement for use with plan.                                   NA
  4.5*     1992 Stock Option Plan and forms of option agreements for use with plan.    NA
  5.1      Opinion of Counsel as to legality of securities being registered            39
 23.1      Consent of Counsel (contained in Exhibit 5.1 hereto).                       NA
 23.2      Consent of Independent Auditors (see page 8).                               NA
 24.1      Power of Attorney (see page 7).                                             NA




* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-606) as filed with the Securities and Exchange Commission on January 25, 1996.